June 2021 Investor Presentation Exhibit 99.1

Forward-Looking / Cautionary Statements 2 This presentation, including any oral statements made regarding the contents of this presentation, contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo Petroleum, Inc. (together with its subsidiaries, the “Company”, “Laredo” or “LPI”) assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward- looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”), the outbreak of disease, such as the coronavirus (“COVID-19”) pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC’s definitions for such terms. In this presentation, the Company may use the terms “resource potential,” “resource play,” “estimated ultimate recovery,” or “EURs,” “type curve” and “standardized measure,” each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. “Resource potential” is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A “resource play” is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. “EURs” are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and “EURs” do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. “EURs” from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. “Type curve” refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The “standardized measure” of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves. This presentation includes financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as Adjusted EBITDA, Cash Flow and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures, please see the Appendix. Unless otherwise specified, references to “average sales price” refer to average sales price excluding the effects of the Company’s derivative transactions. All amounts, dollars and percentages presented in this presentation are rounded and therefore approximate.

Rapidly Executing Transformational Strategy

Principles

Manage Risk

- **Extended term-debt maturities until 2025 / 2028**
- **Focus on reducing leverage through Free Cash Flow[1] generation and increasing equity on balance sheet**

Continuously Improve

- **Expand margins by holding down costs and increasing scale**
- **Minimize GHG and methane emissions**

Expand High-Margin Inventory

- **Added ~37,500 net acres of oil-weighted leasehold in five separate transactions[2]**
- **Divested of low-margin, gas-weighted reserves[2]**

Oct 2019
Jason Pigott named CEO

Nov 2019
Initial Howard County acquisition

Dec 2019
W. Glasscock County acquisition

Dec 2019
Craig Jarchow appointed to Board

Jan 2020
$1 billion debt issuance

Feb 2020
1st Howard County bolt-on transaction

Feb 2020
Bill Albrecht appointed to Board

May 2020
Bill Albrecht named Chairman

June 2020
Bryan Lemmerman named CFO

Aug 2020
Lisa Lambert appointed to Board

Oct 2020
2nd Howard County bolt-on transaction

Nov 2020
Jarvis Hollingsworth appointed to Board

Nov 2020
Lori Lancaster appointed to Board

Feb 2021
Publication of inaugural ESG report

May 2021
Transformational acquisition of Sabalo and divestment of Legacy working interest

LAREDO PETROLEUM

[1]See Appendix for reconciliations and definitions of non-GAAP measures; [2] Pro forma for expected closing of transactions on 7-1-21

3

Recent Acquisition/Divestiture Drives Significantly Higher Oil Cut

Acquisition Overview[1]

- Establishes core position in Howard County of >33,000 net acres
- Contiguous acreage position directly adjacent to existing position enables efficient operations
- Majority of midstream infrastructure in place and all agreements are acreage dedications with no MVC's
- Extends development runway of high-margin, oil-weighted locations at conservative spacing assumptions of 12 wells per DSU (LS/WC-A)
- Purchase price of $715mm funded by:
  - $405mm "Legacy" PDP sale | $220mm RBL draw | ~2.5mm common shares to EnCap

Divestiture Overview[1]

- Sale of 37.5% of Laredo's gross working interest in operated PDP reserves to an affiliate of Sixth Street Partner's LLC
- Initial proceeds of $405 million plus potential cash-flow based earn-out payments over six years
- Transaction solely within Laredo's "Legacy" acreage footprint, wellbore only, no undeveloped locations

	Acquisition	Divestiture
Net Acres	~21,000	*
Gross Op Locations / Avg. WI	~120 / 91% WI	*
Gross Non-Op Locations / Avg. WI	~150 / 12% WI	*
Average Lateral Length	10,000'	*
Current Net Production (three stream)	~14,500 BOE/d (83% oil)	~25,000 BOE/d (23% oil)
PDP Reserves (three stream)	~30 million BOE (73% oil)	~94 million BOE (18% oil)

Pro Forma Laredo Leasehold


HOWARD
GLASSCOCK
REAGAN

Sabalo | Laredo | Laredo "Legacy"

LAREDO PETROLEUM

[1]Expected closing 7-1-21

4

Transactions Improve Company Fundamentals 5 Expected cumulative Free Cash Flow1 of >$700mm by end of FY-25 Anticipate leverage1,2 approaching 1.0x by end of FY-25 Expected to be accretive to long-term Free Cash Flow1 and Adjusted EBITDA1 Expected ~80% increase in oil- weighted, high-margin inventory Oil cut expected to rise to 50% by end of FY-21 1See Appendix for definitions of non-GAAP financial measures; 2Net Debt/TTM Consolidated EBITDAX Note: All projections assume strip pricing at transaction announcement and closing of transactions on 7-1-21 Production Mix Production by Area Gross Operated Locations Leverage | Net Debt1 to EBITDAX1,2FCF1 | ($mm)

Oily, High-Margin Inventory Built Through Acquisition Strategy 6 1Gross operated locations as of January 2021 (adjusted for 2020 completions), pro forma for acquisition announced 5-9-21; 2See Appendix for reconciliations and definitions of non- GAAP measures; 3Production data normalized to 10,000’ lateral length, downtime days excluded Map and acreage as of 4-30-21, pro forma for acquisition announced 5-9-21 Cook Wells (W. Glasscock) Gilbert/Passow Wells (Howard) Trentino/Whitmire Wells (Howard) W. Glasscock County Howard County Total Net acres ~4,350 ~33,150 ~37,500 Target formations LS/WC-A/WC-B LS/WC-A * Locations (gross)1 ~40 ~225 ~265 0 20 40 60 80 100 120 140 0 90 180 270 360 Gross Oil Production per Well: Howard and W. Glasscock Packages Production Days Sabalo Laredo

7 Howard County Development Moves To Wider Spacing Lower Spraberry Lower Spraberry 4 Wells per Section 16 Wells per Section Development spacing widened to 12 wells per section for all future development after second package Wolfcamp A 12 Wells per Section WC-A WC-B Wolfcamp A 8 Wells per Section LPI Leasehold 16 Wells per Section 12 Wells per Section Lower Spraberry 4 Wells per Section 12 Wells per Section Packages 3 and 4Packages 1 and 2 150’

0 300 600 900 1,200 1,500 1,800 Drilling & Completions Efficiencies Drilled Feet/Day/Rig Fractured Feet/Day/Crew $788 $764 $675 $610 $525 $0 $200 $400 $600 $800 FY-17 FY-18 FY-19 FY-20 1Q-21 Maintaining Operational & Cost Advantages in Howard County 8 Consistently Reducing DC&E Costs 2017 2018 2019 2020

9 Laredo-Owned Sand Mine Saves on Completions Costs LPI Leasehold Mining Area Operated on Laredo-owned surface acreage 5+ years supply of sand Protects against sand cost inflation Reduces truck traffic by 300,000 miles per month Realized savings of $90,0001 per well § Utilized in all 1Q-21 completions, 85% of all sand used § Mine operated by a third party § No additional capital investment beyond surface acreage acquisition 1For Howard County completions

$220 $578 $361 $505 $0 $200 $400 $600 $800 FY-21 FY-22 FY-23 FY-24 FY-25 FY-26 FY-27 FY-28 Actively Managing our Balance Sheet 2.4x Net Debt to Adj. EBITDA1,2 2.6x Net Debt to Consolidated EBITDAX1,2 $44 MM Cash Balance3 10 Credit facility drawn3 Senior unsecured notes Credit facility undrawn3 § Reduced Net Debt1 by $30 million during 1Q-21 § Executed $26.9 million of $75 million ATM program § Reduced credit facility balance by $35 million from 4Q-20 1See Appendix for reconciliations and definitions of non-GAAP measures; 2Includes TTM Adjusted EBITDA/Consolidated EBITDAX and Net Debt as of 3-31-21; 3Amount shown as of 3-31-21

Ambitious Emissions Reduction Targets 12019 calendar year as baseline; 2As a percentage of natural gas production 20% reduction in GHG intensity1 <0.20% methane emissions1,2 Zero routine flaring Emissions Reductions Targets for 2025 For the second consecutive year, flaring/venting reduction targets are part of executive compensation metrics 0.71% Produced gas flared/vented 1.95% Produced gas flared/vented 11 1.95% 0.71% 0.22% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% FY-19 FY-20 1Q-21 Percentage of Produced Natural Gas Flared/Vented

12 Corporate and Community Responsibility >$570,000 Total amount donated since 2019 to improve our local communities Giving Diversity Governance Laredo intends to disclose EEO-1 data by YE-21 Board refresh in last 2 years Independent Directors Female & Minority Directors Separated roles of Chairman and CEO October 2019 67% 89% 56% 27% Women in workforce Minorities in workforce Women in Professional or Higher Roles 25% 38% Safety 0.86 0.74 0.65 0.70 0.75 0.80 0.85 0.90 2019 2020 TRIR1 Laredo had zero at-fault vehicle incidents in 2020 1 Combined employee and contractor Total Recordable Incident Rate

L A R E D O P E T R O L E U M APPENDIX 13

Oil, NGL & Natural Gas Hedges 14Bal-2021: April – December 2021, hedges executed through 5-26-21, does not include hedges to be novated upon expected closing of previously announced divestiture to Sixth Street on 7-1-21

Oil, NGL & Natural Gas Hedges Expected To Be Novated To Sixth Street 15Bal-2021: April – December 2021, hedges executed through 5-26-21, Laredo will retain hedges if divestiture does not close

Supplemental Non-GAAP Financial Measures Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, our management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance because this measure: is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors; helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting. There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non- recurring items that materially affect our net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. Our measurements of Adjusted EBITDA for financial reporting as compared to compliance under our debt agreements differ. The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP): 16 Three months ended, (in thousands, unaudited) 6/30/20 9/30/20 12/31/20 3/31/2021 Net income (loss) ($545,455) ($237,432) ($165,932) ($75,439) Plus: Share-settled equity-based compensation, net 1,694 2,041 2,106 2,068 Depletion, depreciation and amortization 66,574 47,015 42,210 38,109 Impairment expense 406,448 196,088 109,804 — Organizational restructuring expenses 4,200 — — — Mark-to-market on derivatives: (Gain) loss on derivatives, net 90,537 45,250 81,935 154,365 Settlements received (paid) for matured derivatives, net 86,872 51,840 41,786 (41,174) Settlements received for early-terminated commodity derivatives, net — 6,340 — — Net premiums paid for commodity derivatives that matured during the period — — — (11,005) Accretion expense 1,117 1,102 1,105 1,143 (Gain) loss on disposal of assets, net (152) 607 (94) 72 Interest expense 27,072 26,828 26,139 25,946 (Gain) loss on extinguishment of debt, net — — (22,309) — Write-off of debt issuance costs 1,103 — — — Income tax expense (benefit) (7,173) (2,398) 3,208 (762) Adjusted EBITDA $132,837 $137,281 $119,958 $93,323

Supplemental Non-GAAP Financial Measures

Consolidated EBITDAX (Credit Agreement Calculation)

"Consolidated EBITDAX" means, for any Person for any period, the Consolidated Net Income of such Person for such period, plus each of the following, to the extent deducted in determining Consolidated Net Income without duplication, determined for such Person and its Consolidated Subsidiaries on a consolidated basis for such period: any provision for (or less any benefit from) income or franchise Taxes; interest expense (as determined under GAAP as in effect as of December 31, 2016), depreciation, depletion and amortization expense; exploration expenses; and other non-cash charges to the extent not already included in the foregoing clauses (ii), (iii) or (iv), plus the aggregate Specified EBITDAX Adjustments during such period; *provided* that the aggregate Specified EBITDAX Adjustments shall not exceed fifteen percent (15%) of the Consolidated EBITDAX for such period prior to giving effect to any Specified EBITDAX Adjustments for such period, and minus all non-cash income to the extent included in determining Consolidated Net Income. For the purposes of calculating Consolidated EBITDAX for any Rolling Period in connection with any determination of the financial ratio contained in Section 10.1(b), if during such Rolling Period, Borrower or any Consolidated Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, the Consolidated EBITDAX for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition, as applicable, occurred on the first day of such Rolling Period.

For additional information, please see the Company's Fifth Amended and Restated Credit Agreement, as amended, dated May 2, 2017 as filed with Securities and Exchange Commission.

The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (Credit Agreement Calculation; non-GAAP):

	Three months ended,			
(in thousands, unaudited)	6/30/2020	9/30/2020	12/31/2020	3/31/2021
Net income (loss)	($545,455)	($237,432)	($165,932)	($75,439)
Organizational restructuring expenses	4,200	—	—	—
(Gain) loss on extinguishment of debt, net	—	—	(22,309)	—
(Gain) loss on disposal of assets, net	(152)	607	(94)	72
Consolidated Net Income (Loss)	(541,407)	(236,825)	(188,335)	(75,367)
Mark-to-market on derivatives:				
(Gain) loss on derivatives, net	90,537	45,250	81,935	154,365
Settlements received (paid) for matured derivatives, net	86,872	51,840	41,786	(41,174)
Settlements received for early-terminated commodity derivatives, net	—	6,340	—	—
Mark-to-market (gain) loss on derivatives, net	177,409	103,430	123,721	113,191
Premiums (paid) received for commodity derivatives	(50,593)	—	—	9,041
Non-Cash Charges/Income:				
Deferred income tax expense (benefit)	(7,173)	(2,398)	3,208	(762)
Depletion, depreciation and amortization	66,574	47,015	42,210	38,109
Share-settled equity-based compensation, net	1,694	2,041	2,106	2,068
Accretion expense	1,117	1,102	1,105	1,143
Impairment expense	406,448	196,088	109,804	—
Write-off of debt issuance costs	1,103	—	—	—
Interest Expense	27,072	26,828	26,139	25,946
Consolidated EBITDAX *after EBITDAX Adjustments (limited to 15%)*	$82,244	$137,281	$119,958	$113,369

LAREDO PETROLEUM

17

Net Debt Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company’s leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt. Net Debt as of 3-31-21 was $1.115 B. Net Debt to TTM Adjusted EBITDA Net Debt to TTM Adjusted EBITDA is calculated as Net Debt divided by trailing twelve-month Adjusted EBITDA. Net Debt to Adjusted EBITDA is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting. Net Debt to TTM Consolidated EBITDAX (Credit Agreement Calculation) Net Debt to TTM Consolidated EBITDAX is calculated as Net Debt divided by trailing twelve-month Consolidated EBITDAX. Net Debt to Consolidated EBITDAX is used by the banks in our Senior Secured Credit Agreement as a measure of indebtedness and as a calculation to measure compliance with the Company’s leverage covenant. Cash Flow Cash flow, a non-GAAP financial measure, represents cash flows from operating activities before changes in operating assets and liabilities, net. Free Cash Flow Free Cash Flow is a non-GAAP financial measure, that we define as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less costs incurred, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in our business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies. We are unable to provide a reconciliation of the forward-looking Free Cash Flow projection contained in this presentation to net cash provided by operating activities, the most directly comparable GAAP financial measure, because we cannot reliably predict certain of the necessary components of net cash provided by operating activities, such as changes in working capital, without unreasonable efforts. Such unavailable reconciling information may be significant. 18 Supplemental Non-GAAP Financial Measures